SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

     Fisher Scientific International Inc. is in the process of refinancing approximately $400 million of its outstanding debt with the $261 million of proceeds received from the sale of shares of its common stock in September as well as the proceeds from the private placement of its $150 million of 8 percent senior subordinated notes to be issued on or about November 4 at a yield of 6.75 percent. This refinancing strengthens the company’s balance sheet by reducing leverage and extending debt maturities, allowing for additional flexibility to fund future growth.

     The company has tendered for all of its 7.125 percent senior notes and will retire approximately $46 million of its 8.125 percent senior subordinated notes and approximately $212 million of its bank term debt. Excluding one-time costs of approximately $21 million associated with repaying this debt, as well as previously announced one-time costs, the company is maintaining its EPS guidance for 2003 and 2004 of $2.20 to $2.30 and $2.65 to $2.80, respectively.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: October 21, 2003	By:	/s/ Todd M. DuChene

		Name:	Todd M. DuChene
		Title:	Vice President – General Counsel and Secretary